Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2021 Financial Results

Cloud ARR Growth Accelerates to 83%; Total ARR up 41%

SAN FRANCISCO – March 3, 2021 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced results for its fiscal fourth quarter and full year ended January 31, 2021.

Fourth Quarter 2021 Financial Highlights
•Cloud ARR was $810 million, up 83% year-over-year.
•Total ARR was $2.36 billion, up 41% year-over-year.
•Cloud revenue was $171 million, up 72% year-over-year.
•Total revenues were $745 million, down 6% year-over-year.
•510 customers with ARR greater than $1 million, up 44% year-over-year.

Full Year 2021 Financial Highlights
•Cloud revenue was $554 million, up 77% year-over-year.
•Total revenues were $2.23 billion, down 5% year-over-year.
•GAAP operating loss was $780 million; GAAP operating margin was negative 35%.
•Non-GAAP operating loss was $85 million; non-GAAP operating margin was negative 3.8%.
•GAAP loss per share was $5.68; non-GAAP loss per share was $0.55.
•Operating cash flow was negative $191 million with free cash flow of negative $228 million.

“Just three years ago, we set out to radically transform Splunk to better help our customers put data at the heart of their own organizations and strategy,” said Doug Merritt, President and CEO, Splunk. “I’ve been incredibly proud of our progress through our transformation, and this quarter’s performance is no exception.”

“The market’s demand for data-driven solutions that enable digital and cloud transformation has never been higher,” Merritt continued. “We now have more than 500 customers investing over $1 million annually in our platform and solutions. At our size, Splunk is one of the fastest growing companies in the history of enterprise software.”

“With Total ARR growing 41% year-over-year and $810 million of Cloud ARR accelerating to 83% growth, we are extremely proud of the team’s execution and the company’s business fundamentals, both of which remain strong,” said Jason Child, chief financial officer, Splunk. “As organizations continue to reinvent towards the cloud, I’m confident that our ability to support them across IT, Security and Developer operations positions Splunk for long-term success.”

Fiscal Year 2021 & Recent Business Highlights:

New and Expansion Customers Include: California Pizza Kitchen, Cornerstone OnDemand, Europcar (France), Ghana International Bank, Lockheed Martin Space, Nationwide Building Society (United Kingdom), NATO Communications and Information Agency (Belgium), The New York City Fire Department (FDNY), Nvidia, Okta, Shopify, Strava, Tesco (United Kingdom), Tide, United States Census Bureau

•Splunk’s Data-to-Everything Platform Helps Customers Thrive in the Data Age: New enhancements to Splunk Cloud and Splunk Enterprise power Splunk’s Data-to-Everything Platform, allowing customers to bring data to every decision, question and action across IT, Security and Observability. With updates to Splunk Data Stream Processor, Splunk Connected Experiences and Splunk’s Machine Learning Environment (SMLE), organizations around the world can improve the speed, scale and flexibility of Splunk, with new search and mobile capabilities that enable faster cloud transformation.
•Splunk’s Industry-Leading IT & Security Platforms Accelerate the Cloud Journey: Splunk announced a series of cloud-centric updates to its market-shaping IT and Security offerings, Splunk IT Service Intelligence (ITSI) and Splunk Enterprise Security. New updates to Splunk Mission Control helps security teams unify and modernize security operations in the cloud; while the latest version of Splunk IT Service Intelligence gives teams end-to-end visibility, operational efficiency and business intelligence so organizations can predict incidents before they impact customers.
•Splunk Customers Go All-In On Cloud: Parallel to Splunk’s significant Cloud products transformation, businesses using Splunk around the world are embracing Splunk Cloud to modernize their data strategies and embrace The Data Age. Across 2020, Splunk’s cloud business represented nearly half of the company’s software bookings, enabling organizations to migrate workloads and applications to the cloud, manage colossal spikes in data volume or increase visibility into cloud security risks.
•Splunk Launches the World’s Most Comprehensive Observability Suite: Announced at .conf20, Splunk’s Observability Suite combines the power of Splunk’s Data-to-Everything Platform with acquired technologies including SignalFx, Ominition, Streamlio, Plumbr and Rigor. By aligning best-in-class solutions for infrastructure monitoring, application performance monitoring, digital experience monitoring, log investigation and incident response into a single, tightly integrated suite of products, Splunk’s Observability Suite helps IT and DevOps teams tackle new monitoring challenges that other tools simply can’t effectively address.
•Splunk’s World-Renowned Partners Help Fuel Digital Transformation Initiatives: Spawned by the world’s rapidly accelerating shift to the cloud, Splunk’s Splunk Partner+ ecosystem continued to expand, helping customers bring data to everything. This year, Splunk Cloud launched on Google Cloud, helping organizations achieve actionable insights from their data that enable fast decisions and real-time visibility across the enterprise. Splunk also built on its strong partnership and demonstrated increased mutual investment and resourcing with AWS by signing a new 3-year strategic collaboration agreement.
•Splunk Recognized Globally as a Career-Defining, Destination Workplace: In spite of the ongoing COVID-19 pandemic, Splunk continued to grow its global workforce to over 6,000 Splunkers, united in one mission to turn data into doing. Throughout the year, the company was recognized as a leader in corporate culture, being named by Fortune as a Most Admired Company, Future 50 Company, Best Workplace for Women and Best Workplace for Millennials, amongst other technology and workplace awards.

Financial Outlook

The company is providing the following guidance for its fiscal first quarter 2022 (ending April 30, 2021):

•Total ARR is expected to be between $2.42 billion and $2.44 billion.
•Total revenues are expected to be between $480 million and $500 million.
•Non-GAAP operating margin is expected to be approximately negative 30%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, acquisition-related adjustments, amortization of intangible assets and capitalized software costs.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter and full year 2021 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through March 10, 2021 by dialing (855) 859-2056 and referencing Conference ID 1086748.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s total ARR, revenue and non-GAAP operating margin targets for the company’s fiscal first quarter in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, including the impact of the COVID-19 pandemic on the business environment, such as the pace of customer digital and cloud transformation and the importance of data; the growth of our cloud business; the market for data-related products and trends in this market, future growth and related targets, including trends in our cloud software business mix, customer renewals, momentum, growth rate, strategy, technology and product innovation; expectations for our industry and business, such as our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services which impact the timing of revenue, cash collections and margins; a shift from sales of term licenses in favor of sales of subscription agreements for our cloud services which impact the timing of revenue and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies, such as Plumbr, Rigor and Flowmill; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; the impact of the COVID-19 pandemic and related public health measures on our business, as well as the impact of the COVID-19 pandemic on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2020, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2021 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Bill Bode
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Revenues
License	$405,954	$517,542	$971,378	$1,373,367
Cloud services	171,396	99,413	554,132	312,358
Maintenance and services	167,728	174,227	703,875	673,201
Total revenues	745,078	791,182	2,229,385	2,358,926
Cost of revenues
License	4,315	6,702	20,864	24,116
Cloud services	75,718	52,985	252,290	161,510
Maintenance and services	69,863	68,151	274,191	244,162
Total cost of revenues	149,896	127,838	547,345	429,788
Gross profit	595,182	663,344	1,682,040	1,929,138
Operating expenses
Research and development	211,383	197,513	791,026	619,800
Sales and marketing	369,999	367,116	1,336,056	1,263,873
General and administrative	100,398	106,484	335,144	332,602
Total operating expenses	681,780	671,113	2,462,226	2,216,275
Operating loss	(86,598)	(7,769)	(780,186)	(287,137)
Interest and other income (expense), net
Interest income	1,412	8,769	13,850	54,142
Interest expense	(34,519)	(24,722)	(123,076)	(96,249)
Other income (expense), net	(16,169)	(999)	(11,636)	(2,407)
Total interest and other income (expense), net	(49,276)	(16,952)	(120,862)	(44,514)
Loss before income taxes	(135,874)	(24,721)	(901,048)	(331,651)
Income tax provision (benefit)	3,674	(1,993)	6,932	5,017
Net loss	$(139,548)	$(22,728)	$(907,980)	$(336,668)

Basic and diluted net loss per share	$(0.86)	$(0.15)	$(5.68)	$(2.22)

Weighted-average shares used in computing basic and diluted net loss per share	162,009	155,915	159,744	151,949

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,771,064	$778,653
Investments, current	87,847	976,508
Accounts receivable, net	1,114,199	838,743
Prepaid expenses and other current assets	162,939	129,839
Deferred commissions, current	136,331	99,072
Total current assets	3,272,380	2,822,815
Investments, non-current	13,728	35,370
Accounts receivable, non-current	347,202	468,934
Operating lease right-of-use assets	356,296	267,086
Property and equipment, net	182,780	156,928
Intangible assets, net	206,153	238,415
Goodwill	1,334,888	1,292,840
Deferred commissions, non-current	69,637	88,990
Other assets	85,422	68,093
Total assets	$5,868,486	$5,439,471
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,319	$18,938
Accrued compensation	281,986	286,159
Accrued expenses and other liabilities	202,959	177,822
Deferred revenue, current	1,030,484	829,377
Total current liabilities	1,524,748	1,312,296
Convertible senior notes, net	2,302,635	1,714,630
Operating lease liabilities	330,970	235,631
Deferred revenue, non-current	110,418	176,832
Other liabilities, non-current	5,710	653
Total non-current liabilities	2,749,733	2,127,746
Total liabilities	4,274,481	3,440,042
Stockholders’ equity
Common stock	163	157
Accumulated other comprehensive loss	(592)	(5,312)
Additional paid-in capital	4,063,885	3,566,055
Accumulated deficit	(2,469,451)	(1,561,471)
Total stockholders’ equity	1,594,005	1,999,429
Total liabilities and stockholders’ equity	$5,868,486	$5,439,471

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(139,548)	$(22,728)	$(907,980)	$(336,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,397	21,582	93,666	67,661
Amortization of deferred commissions	42,878	29,275	142,095	104,353
Amortization of investment premiums (accretion of discounts), net	223	(1,584)	(667)	(9,553)
Loss on strategic investment	4,500	—	4,500	—
Amortization of debt discount and issuance costs	27,322	20,679	98,977	80,156
Gain on extinguishment of convertible senior notes	—	—	(6,952)	—
Repurchase of convertible senior notes attributable to the accreted interest related to debt discount	—	—	(22,149)	—
Non-cash operating lease costs	9,627	(6,313)	25,410	1,198
Stock-based compensation	166,174	166,496	618,655	545,424
Disposal of property and equipment	64	1,974	1,045	1,974
Deferred income taxes	(1,581)	(5,722)	(3,590)	(6,120)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(344,617)	(365,503)	(153,724)	(679,891)
Prepaid expenses and other assets	(31,020)	(37,027)	(45,476)	(69,575)
Deferred commissions	(60,230)	(64,965)	(160,001)	(149,426)
Accounts payable	(3,903)	(4,312)	(9,082)	(5,441)
Accrued compensation	(4,115)	71,719	(3,805)	58,898
Accrued expenses and other liabilities	17,311	(13,011)	3,814	(10,392)
Deferred revenue	266,752	150,609	134,402	119,766
Net cash used in operating activities	(23,766)	(58,831)	(190,862)	(287,636)
Cash flows from investing activities
Purchases of investments	—	(270,632)	(87,135)	(1,086,317)
Maturities of investments	252,558	274,841	995,878	1,080,812
Acquisitions, net of cash acquired	(44,625)	(18,574)	(56,383)	(594,870)
Purchases of property and equipment	(8,800)	(47,595)	(37,107)	(101,119)
Capitalized software development costs	(3,899)	(2,589)	(14,602)	(2,589)
Other investment activities	—	(148)	(3,461)	(3,898)
Net cash provided by (used in) investing activities	195,234	(64,697)	797,190	(707,981)
Cash flows from financing activities
Proceeds from the exercise of stock options	389	2,919	3,473	3,543
Proceeds from employee stock purchase plan	35,735	25,901	79,949	60,383
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	1,246,544	—
Purchase of capped calls	—	—	(137,379)	—
Partial repurchase of convertible senior notes	—	—	(668,929)	—
Taxes paid related to net share settlement of equity awards	(91,541)	—	(140,776)	(164,160)
Net cash provided by (used in) financing activities	(55,417)	28,820	382,882	(100,234)
Effect of exchange rate changes on cash and cash equivalents	2,750	(109)	3,201	(1,661)
Net increase (decrease) in cash and cash equivalents	118,801	(94,817)	992,411	(1,097,512)
Cash and cash equivalents at beginning of period	1,652,263	873,470	778,653	1,876,165
Cash and cash equivalents at end of period	$1,771,064	$778,653	$1,771,064	$778,653
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active subscription, term license, and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active subscription contracts at the end of a reporting period. Contracts are annualized by dividing the total contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services, cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, restructuring and facility exit charges, acquisition-related adjustments, capitalized software development costs, a legal settlement charge, non-cash interest expense related to convertible senior notes, a gain on extinguishment of convertible senior notes and a strategic investment impairment. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the estimated non-GAAP tax rate, Splunk evaluates financial projections based on its non-GAAP results and the tax effect of those projections. The estimated non-GAAP tax rate takes into account many factors including our operating structure and tax positions. The non-GAAP tax rate applied to the three and twelve months ended January 31, 2021 was 20%. The applicable fiscal 2020 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, restructuring and facility exit charges, acquisition-related adjustments, capitalized software development costs, a legal settlement charge, non-cash interest expense related to convertible senior notes, a gain on extinguishment of convertible senior notes and a strategic investment impairment from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Used in Operating Activities to Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(23,766)	$(58,831)	$(190,862)	$(287,636)
Less purchases of property and equipment	(8,800)	(47,595)	(37,107)	(101,119)
Free cash flow (non-GAAP)	$(32,566)	$(106,426)	$(227,969)	$(388,755)
Net cash provided by (used in) investing activities	$195,234	$(64,697)	$797,190	$(707,981)
Net cash provided by (used in) financing activities	$(55,417)	$28,820	$382,882	$(100,234)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Impairment of strategic investment	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$75,718	$(3,105)	$(7,163)	$—	$257	$—	$—	$—	$—	$65,707
Cloud services gross margin	55.8%	1.8%	4.2%	—%	(0.1)%	—%	—%	—%	—%	61.7%
Cost of revenues	149,896	(15,947)	(9,862)	—	257	(594)	—	—	—	123,750
Gross margin	79.9%	2.1%	1.3%	—%	—%	0.1%	—%	—%	—%	83.4%
Research and development	211,383	(74,640)	—	—	(2,972)	3,899	—	—	—	137,670
Sales and marketing	369,999	(48,789)	(4,746)	—	—	—	—	—	—	316,464
General and administrative	100,398	(30,669)	—	(1,119)	—	—	—	—	—	68,610
Operating income (loss)	(86,598)	170,045	14,608	1,119	2,715	(3,305)	—	—	—	98,584
Operating margin	(11.6)%	22.7%	1.9%	0.2%	0.4%	(0.4)%	—%	—%	—%	13.2%
Income tax provision	3,674	—	—	—	—	—	—	—	12,552	16,226
Net income (loss)	$(139,548)	$170,045	$14,608	$1,119	$2,715	$(3,305)	$27,322	$4,500	$(12,552)	$64,904
Net income (loss) per share (1)	$(0.86)									$0.38
_________________________
(1)                GAAP net loss per share calculated based on 162,009 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 168,711 diluted weighted-average shares of common stock, which includes 6,702 potentially dilutive shares related to employee stock awards and conversion spread on our convertible notes. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges	Capitalized software development costs	Legal settlement charge	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$52,985	$(2,756)	$(4,488)	$—	$—	$—	$—	$—	$45,741
Cloud services gross margin	46.7%	2.8%	4.5%	—%	—%	—%	—%	—%	54.0%
Cost of revenues	127,838	(13,136)	(9,854)	—	—	—	—	—	104,848
Gross margin	83.8%	1.7%	1.2%	—%	—%	—%	—%	—%	86.7%
Research and development	197,513	(59,865)	(25)	(5,628)	2,589	—	—	—	134,584
Sales and marketing	367,116	(68,156)	(4,333)	—	—	—	—	—	294,627
General and administrative	106,484	(29,733)	—	(482)	—	(10,000)	—	—	66,269
Operating income (loss)	(7,769)	170,890	14,212	6,110	(2,589)	10,000	—	—	190,854
Operating margin	(1.0)%	21.5%	1.8%	0.8%	(0.3)%	1.3%	—%	—%	24.1%
Income tax provision (benefit)	(1,993)	—	—	—	—	—	—	40,910	38,917
Net income (loss)	$(22,728)	$170,890	$14,212	$6,110	$(2,589)	$10,000	$20,679	$(40,910)	$155,664
Net income (loss) per share (1)	$(0.15)								$0.96
_________________________
(1)                GAAP net loss per share calculated based on 155,915 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 161,389 diluted weighted-average shares of common stock, which includes 5,474 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)             Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Impairment of strategic investment	Income tax adjustment (4)	Non-GAAP
Cloud services cost of revenues	$252,290	$(11,026)	$(23,169)	$—	$28		$—	$—		$—	$—	$218,123
Cloud services gross margin	54.5%	2.0%	4.1%	—%	—%		—%	—%		—%	—%	60.6%
Cost of revenues	547,345	(58,828)	(40,245)	—	(240)		(1,188)	—		—	—	446,844
Gross margin	75.4%	2.6%	1.9%	—%	—%		0.1%	—%		—%	—%	80.0%
Research and development	791,026	(278,677)	(25)	—	(5,856)		14,602	—		—	—	521,070
Sales and marketing	1,336,056	(206,380)	(17,745)	—	(1,168)		—	—		—	—	1,110,763
General and administrative	335,144	(95,545)	—	(3,342)	(518)		—	—		—	—	235,739
Operating loss	(780,186)	639,430	58,015	3,342	7,782		(13,414)	—		—	—	(85,031)
Operating margin	(35.0)%	28.7%	2.7%	0.1%	0.3%		(0.6)%	—%		—%	—%	(3.8)%
Income tax provision (benefit)	6,932	—	—	—	—		—	—		—	(28,711)	(21,779)
Net loss	$(907,980)	$639,430	$58,015	$3,342	$8,258	(2)	$(13,414)	$92,024	(3)	$4,500	$28,711	$(87,114)
Net loss per share (1)	$(5.68)	$4.00	$0.35	$0.02	$0.05		$(0.08)	$0.58		$0.03	$0.18	$(0.55)
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(1)                Calculated based on 159,744 weighted-average shares of common stock.
(2)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(3)                Includes non-cash interest expense of $99.0 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.
(4)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Legal settlement charge	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$161,510	$(7,465)	$(7,822)	$—	$—	$—	$—	$—	$—	$146,223
Cloud services gross margin	48.3%	2.4%	2.5%	—%	—%	—%	—%	—%	—%	53.2%
Cost of revenues	429,788	(46,478)	(29,516)	—	—	—	—	—	—	353,794
Gross margin	81.8%	1.9%	1.3%	—%	—%	—%	—%	—%	—%	85.0%
Research and development	619,800	(190,404)	(697)	(12)	(5,628)	2,589	—	—	—	425,648
Sales and marketing	1,263,873	(223,812)	(8,324)	(172)	—	—	—	—	—	1,031,565
General and administrative	332,602	(101,939)	—	(7,408)	(482)	—	(10,000)	—	—	212,773
Operating income (loss)	(287,137)	562,633	38,537	7,592	6,110	(2,589)	10,000	—	—	335,146
Operating margin	(12.2)%	23.9%	1.6%	0.3%	0.3%	(0.1)%	0.4%	—%	—%	14.2%
Income tax provision	5,017	—	—	—	—	—	—	—	69,141	74,158
Net income (loss)	$(336,668)	$562,633	$38,537	$7,592	$6,110	$(2,589)	$10,000	$80,157	$(69,141)	$296,631
Net income (loss) per share (1)	$(2.22)									$1.88
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(1)               GAAP net loss per share calculated based on 151,949 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 157,815 diluted weighted-average shares of common stock, which includes 5,866 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
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